Yanglin Soybean, Inc. Reports Fourth Quarter and Record Full Year 2008 Financial Results

-- Full year 2008 revenues rose 62% to $250.7 million

-- Full year 2008 GAAP net income grew 39% to $14.4 million, both exceeding guidance

-- Teleconference to be held today at 9:00 A.M. EDT

HEILONGJIANG, China, April 13 /PRNewswire-Asia-FirstCall/ --

Fourth Quarter 2008 Highlights
--	Revenues for the fourth quarter increased to $60.5 million
--	Gross margin for the fourth quarter rose to 10.3%
--	Adjusted non-GAAP operating income was $5.5 million, when excluding one-time expense related to disposal of fixed assets. GAAP operating income was $2.3 million for the quarter
--	Adjusted non-GAAP net income was $5.5 million. GAAP net income was $2.3 million for the fourth quarter

Full year 2008 Highlights
--	Revenues increased 61.5% to $250.7 million, exceeding its guidance of$240 million
--	Gross margin for the full year 2008 rose to 8.3%
--	Adjusted non-GAAP operating income was $18.3 million. GAAP operating income increased 41.3% to $15.1 million
--	Adjusted non-GAAP net income was $17.6 million. GAAP net income grew39.3% to $14.4 million, exceeding its guidance of $14 million
--	Cash and cash equivalents were $30.4 million
--	Cash provided by operating activities was $30.8 million

Yanglin Soybean, Inc. (OTC Bulletin Board: YSYB) ("Yanglin" or the "Company"), a leading producer and processor of high-quality, non-genetically modified (non-GM) soybean products in China, today reported audited financial results for the fourth quarter and year ended December 31, 2008. Yanglin prepares its financial statements in accordance with generally accepted accounting principles (GAAP) of the United States.

"We are excited to report another year of solid financial results that reflect our position as a leading processor of soybean products in China. During the year, we increased our soybean processing volume to capture additional sales opportunities, as all three main products experienced significant year-over-year growth," commented Mr. Shulin Liu, CEO of Yanglin Soybean.

"Despite the current economic environment, we expect the overall market fundamentals of the Chinese soybean industry to remain generally stable. The economic stimulus package proposed by the Chinese government should have a positive impact on the overall health of the domestic economy. We also believe the central government will continue to adopt policies and measures, such as the national reserve purchase of soybeans, to help support the growth of the domestic agricultural sector. We also expect there will be less imported soybeans coming into China from the US and South America in the latter part of 2009, thus helping to raise the market prices of soybean products. Internally, we will be proactive in exploring new market opportunities. Our growth strategy for 2009 will focus on increasing the market penetration of our existing products complemented by the introduction of several new valued-added, higher margin soybean products later this year, including soy protein concentrates and powder soy oil. These actions will help to promote and further strengthen Yanglin as a leading domestic processor of healthy, high-quality soybean products," concluded Mr. Liu.

Fourth Quarter 2008 Results

Total revenues for the fourth quarter ended December 31, 2008 were $60.5 million, compared to $48.7 million recorded during the third quarter of 2008. On a year-over-year basis, total revenues declined by about $2.5 million. The decrease in sales was driven by declining sales from the Company's soybean oil and salad oil products. We strategically reduced our processing volume and hence the production volume of soybean products from our original plans during the fourth quarter, as the local purchase price of soybean was increased due to the national strategic reserve purchase by the Chinese government to higher than normal market prices, while the prices of soybean oil and salad oil remained flat. Meanwhile, the sale of soybean meal during the fourth quarter remained strong, as the segment grew more than 11% on a year-over-year basis.

Gross profit for the 2008 fourth quarter was $6.2 million, an increase of 12.7% as compared to $5.5 million for the same period in 2007. Gross margin was 10.3% for the 2008 fourth quarter as compared with 8.7% for the same period in 2007.

Total operating expenses for the three months ended December 31, 2008 increased to $3.9 million, from $933,856 in the same period last year. Selling expenses for the 2008 fourth quarter were $69,086 as compared to $47,958 in the 2007 fourth quarter. General and administrative expenses for the 2008 fourth quarter were $3.8 million, as compared to $885,898 in the year-ago quarter. The increase in G&A expenses was mainly attributed to a one-time expense item of more than $3 million related to disposal of fixed assets. Total operating expenses accounted for 6.4% of total revenue in 2008 fourth quarter, as compared to 1.5% in the same period of 2007.

GAAP operating income for the 2008 fourth quarter was $2.3 million, as compared with of $4.6 million for the same period in 2007. Adjusted non-GAAP operating income during the quarter excluding the one-time item was $5.5 million.

GAAP net income for the fourth quarter of 2008 totaled $2.3 million, or $0.06 per diluted share, compared with $4.5 million, or $0.13 per diluted share in the same period one year ago. Adjusted non-GAAP net income for the 2008 fourth quarter was $5.5 million, or $0.15 per diluted share.

Reconciliation Table of GAAP to Adjusted Non-GAAP Figures
(In Millions, except per share data)

	Three Months Ended Dec. 31
	2008	2007

Total Net Sales	$60.5	$63.0
Gross Profit	$6.2	$5.5

Total Operating Expenses	$3.9	$0.9

Adjustments: (1)
Loss /(gain) from disposal of property, plant and equipment	$3.2	$0.0

GAAP Operating Income	$2.3	$4.6
Adjusted non-GAAP Operating Income	$5.5	$4.6

Interest Income, net	$0.0	$-0.2
Other Income, net	$0.0	$0.0

GAAP Net Income	$2.3	$4.5
Adjusted non-GAAP Net Income	$5.5	$4.5

GAAP Fully Diluted EPS	$0.06	$0.13
Adjusted non-GAAP Fully Diluted EPS	$0.15	$0.13

(1) To exclude the one time, non-recurring expense related to the disposal of fixed assets

Full Year 2008 Results

For the full year 2008, total revenues increased 61.5% to $250.7 million from $155.2 million in 2007. The Company increased its processing and production volume to capture additional sales opportunities and benefited from the higher market prices of soybean-related products during the year. The Company's three main products, namely soybean meal, soybean oil and salad oil, all achieved significant year-over-year sales growth, 66.9%, 49.5% and 65.9%, respectively, compared with last year's results.

Net sales
(US$)

	Year Ended Dec. 31%
	2008	2007	Change

Soybean Meal	$154.5	$92.6	66.9%
Soybean Oil	$70.4	$47.1	49.5%
Salad Oil	$25.8	$15.6	65.9%
Total Net Sales	$250.7	$155.2	61.5%

Gross profit in 2008 was $20.9 million, an increase of 65.3% from $12.6 million a year ago. The gross profit margin was 8.3%, as it remained relatively stable when compared with the 2007 year gross margin of 8.1%.

Selling and marketing expenses for the year 2008 were $249,812, an increase of $103,401 compared with the year 2007. The Company incurred higher selling and marketing expenses due to higher sales-volume-related shipping and handling expenses. As a percentage of sales, selling expenses remained stable at 0.1%. General and administrative (G&A) expenses for the year 2008 were $5.6 million, an increase of $3.7 million compared with the year 2007. The increase in G&A expenses was primarily attributed to the Sarbanes-Oxley compliance project as well as the one-time expenses related to disposal of fixed assets. Overall, SG&A expenses accounted for 2.2% of total revenues in 2008 as compared with 1.2% for 2007.

GAAP operating income increased 41.3% to $15.1 million from $10.7 million in the prior year. Adjusted non-GAAP operating income for 2008 was $18.3 million.

Net interest expenses increased by $282,310 in the year 2008 over 2007. The interest expenses growth during the year was mainly due to the repayment of interests of a short-term bank loan that was due in 2008. As a percentage of sales revenue, net interest expense was 0.27% for the full year 2008 as compared to 0.25% for the full year 2007.

The Company was fully income tax exempt during the year 2008, as it was recognized by the Chinese government as a key leading enterprise in the agriculture industry. The current corporate income tax rate in China is 25%. The Company will continue to enjoy its income tax exempt status during the calendar year 2009, and the status will be up for review at the end of 2009. However, given the size of the Company's operations and its leading status within the soybean industry, the Company expects to continue to receive preferential tax treatment from the local and central governments going forward.

GAAP net income grew 39.3% to a record $14.4 million in 2008, compared with $10.3 million for 2007. GAAP earnings per share on a fully diluted basis were $0.38 compared with $0.07 for 2007. Adjusted non-GAAP net income for 2008 totaled $17.6 million, or $0.47 per diluted share. The weighted average number of shares on fully diluted basis increased by 11% to 37,757,827 shares in 2008 versus 34,003,038 shares in 2007.

Reconciliation Table of GAAP to Adjusted Non-GAAP Figures
(In Millions, except per share data)

	Year Ended Dec. 31
	2008	2007

Total Net Sales	$250.7	$155.2
Gross Profit	$20.9	$12.6

Total Operating Expenses	$5.8	$2.0

Adjustments: (1)
Loss /(gain) from disposal of property, plant and equipment	$3.2	$0.0

GAAP Operating Income	$15.1	$10.7
Adjusted non-GAAP Operating Income	$18.3	$10.7

Interest Income, net	$-0.7	$-0.4
Other Income, net	$0.0	$0.0

GAAP Net Income	$14.4	$10.3
Adjusted non-GAAP Net Income	$17.6	$10.3

GAAP Fully Diluted EPS	$0.38	$0.07
Adjusted non-GAAP Fully Diluted EPS	$0.47	$0.07

(1) To exclude the one time, non-recurring expense related to the disposal of fixed assets

Balance Sheet

The Company's balance sheet as of December 31, 2008 included cash and cash equivalents of $30.4 million, compared with $9.2 million at December 31, 2007. The short-term loan was reduced to $6.7 million by December 31, 2008 from $12.3 million on December 31, 2007. The Company had net working capital of $37.1 million at the end of December 31, 2008 versus $20.2 million at December 31, 2007. Total shareholders' equity increased to $72.9 million as compared to $54.7 million on December 31, 2007.

The Company's financial position is strong as most sales are on a cash basis with customers paying in advance to secure supplies. The sales process results in minimal accounts receivables as it generates significant cash flow from operations. During the full year 2008, net cash provided by operating activities reached $30.8 million.

2009 Full Year Objectives
--	Maintain the Company's soybean market leadership position, throughcontinued penetration of the soybean meal market and gaining market share within the soybean oil and salad oil markets
--	Maximize sales potential of the three core products by increasing theCompany's soybean processing volume
--	Introduce certain value-added soybean products with higher margins,including soy protein concentrates and powder soy oil, to bolster the Company's existing products
--	Leverage the Company's strong balance sheet to focus on future businessdevelopments

Business Update

On March 9, 2009, the Company appointed three new independent directors: Mr. Albert McLelland, who will serve as the Chairman of Audit Committee; Mr. Michael Marks, who will serve as the Chairman of Compensation Committee; and Mr. Xiao Feng, who will serve as the Chairman of Governance and Nominating Committee. The Company believes the appointment of independent directors and the establishment of the committees; are major measures to ensure that the Company is compliant with the listing requirements of relevant authorities and that it strives to move to a national securities exchange or NASDAQ.

"We are excited to have these three men join our Company as independent directors. Their experience and knowledge in their respective fields will be very beneficial, and will contribute greatly to the growth of our business," Mr. Liu concluded.

Conference Call

The Company will host a conference call and webcast on Monday April 13, 2009 at 9:00 A.M. Eastern Daylight Time / 9:00 P.M. Beijing Time. A question and answer session will follow management's presentation.

To participate, please call the following numbers ten minutes before the call start time:

Phone Number + 1 (877) 741-4251 (North America)

Phone Number + 1 (719) 325-4838 (International)

A live webcast of the conference call will be available by accessing the below website: http://investor.shareholder.com/media/eventdetail.cfm?eventid=67763&CompanyID= ABEA-2TLYHA&e=1&mediaKey=A5535180B4AC2C3BC1AF54D86EC77F5E (Please paste the full URL to your browser for proper viewing)

About Yanglin

Yanglin Soybean, Inc. is a leading non-genetically modified (non-GM) soybean processor in China. The Company manufactures soybean oil, salad oil and soybean meal with an annual processing capacity of 520,000 metric tons in 2008. The Company's products are sold directly to its customers or through distributors. Majority of Yanglin Soybean's customers are located in Northern China.

Forward Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by the Company constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's acceptance, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

Non-GAAP Measures

The non-GAAP financial measures are provided to enhance the investors' overall understanding of the Company's current and past financial performance in on-going core operations as well as prospects for the future. These measures should be considered in addition to results prepared and presented in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Management uses both GAAP and non-GAAP information in evaluating and operating business internally and therefore deems it important to provide all of this information to investors.

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2008, AND 2007
(Stated in US Dollars)

	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$30,365,413	$9,210,121
Pledged deposits	484,000	500,000
Trade receivables	8,043	13,854
Inventories	3,896,334	17,883,652
Advances to suppliers	10,597,701	5,736,267
Prepaid VAT and other taxes	920,083	2,457,137
Other receivables	114,990	27,896

Total current assets	$46,386,564	$35,828,927
Property, plant and equipment, net	31,529,936	22,563,196
Intangible assets, net	4,619,716	3,444,081
Prepaid deposits for equipment and construction	13,021	8,896,327

TOTAL ASSETS	$82,549,237	$70,732,531

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term bank loans	$6,711,214	$12,305,000
Current portion of long-term bank loans	55,149	47,433
Accounts payable	13,753	12,921
Other payables	683,403	44,380
Customers deposits	1,187,582	2,656,777
Accrued liabilities	591,979	521,114

Total current liabilities	$9,243,080	$15,587,625
Long-term liabilities
Long-term bank loans	434,678	457,107

TOTAL LIABILITIES	$9,677,758	$16,044,732

STOCKHOLDERS' EQUITY
Preferred Stock - Series A $0.001 par value, 50,000,000 shares authorized; 9,999,999 shares issued and outstanding as of December 31, 2008 and December 31, 2007	$10,000	$10,000

Common stock - $0.001 par value 100,000,000 shares authorized; 20,000,003 shares issued and outstanding as of December 31, 2008 and December 31, 2007	20,000	20,000
Additional paid-in capital	38,389,635	38,389,635
Statutory reserves	5,628,636	3,490,834
Retained earnings	21,664,524	9,421,860
Accumulated other comprehensive income	7,158,684	3,355,470

	$72,871,479	$54,687,799
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$82,549,237	$70,732,531

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008, AND 2007
(Stated in US Dollars)

	2008	2007

Net sales	$250,728,674	$155,206,867
Cost of sales	(229,838,842)	(142,568,658)

Gross profit	$20,889,832	$12,638,209

Selling expenses	(249,812)	(146,411)
General and administrative expenses	(5,552,223)	(1,812,450)

Income from operation	$15,087,797	$10,679,348
Interest income	145,340	64,277
Interest expenses	(822,355)	(458,982)
Other income	797	39,385
Other expenses	(31,113)	--

Income from operations before income taxes	$14,380,466	$10,324,028

Income taxes	--	--

Net income	$14,380,466	$10,324,028

Beneficial conversion feature on Series A preferred stock	--	(7,988,359)

Net income attributable to common shareholders	$14,380,466	$2,335,669

Foreign currency translation adjustment	3,803,214	2,466,280

Comprehensive income	$18,183,680	$4,801,949

Basic earnings per share	$0.72	$0.12

Diluted earnings per share	$0.38	$0.07

Basic weighted average share outstanding	20,000,003	19,998,473

Diluted weighted average share outstanding	37,757,827	34,003,038

For more information, please contact:

Yanglin Soybean, Inc.
Mr. Bode Xu
Chief Financial Officer
Email: yanglin_bodexu@hotmail.com

Grayling
Eddie Cheung
Investor Relations
Tel:   +1-646-284-9414
Email: eddie.cheung@us.grayling.com

SOURCE Yanglin Soybean, Inc.